EXHIBIT 10.20
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                             PARK COMMUNICATIONS, INC.
                             RETENTION INCENTIVE PLAN

          WHEREAS, the Board of Directors (the "Board") of Park Communications, Inc. (the "Company") has made a decision to seek the sale of the Company; and

          WHEREAS, the Board recognizes that the uncertainty of prospects for long-range employment may result in the departure or distraction of senior officers to the detriment of the Company and its shareholders; and

          WHEREAS, the Company desires to assure itself of the continued employment and dedication of its senior officers to the operation of the Company;

          NOW, THEREFORE, to induce the senior officers to remain in the employ of the Company, the Company hereby establishes the Park Communications, Inc. Retention Incentive Plan (the "Plan"), to provide retention bonuses and severance benefits as set forth herein.

                                     Article I
                                    Definitions
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1.1  "Annual Salary" means,

     (a) For purposes of determining the amount of a Retention Bonus, an Officer's annual salary from the Company in effect on the Date of Sale or on the Effective Date, whichever is greater, or,

     (b) For purposes of determining the amount of a Severance Benefit, an Officer's annual salary from the Company in effect on the date of the Officer's Termination of Employment or on the Effective Date, or, if an Officer's Termination of Employment is a result of his refusal to accept a position because the compensation would not be comparable to his compensation on the Effective Date, the Officer's annual salary in effect on the day before any reduction in salary relating to the new position, whichever is greatest.

          An Officer's Annual Salary shall be determined before reduction for employment taxes or any before-tax or after-tax contributions to any employee benefit plan, policy, or program.

1.2 "Cause" means the termination of an individual's employment for insubordination, violation of law, a significant violation of the employer's policy, any act that is materially detrimental to the employer, unethical or disorderly conduct which is materially injurious to the employer, use of illegal drugs on employer property, or unauthorized use of alcohol on employer property.

1.3  "Date of Sale" means the closing date of any Sale.

1.4  "Effective Date" means the effective date of the Plan, May 1, 1994.
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1.5  "Officer" means one of the four highest-paid officers of the Company, other than the president and chief operating officer, as determined on the Effective Date.

1.6 "Purchaser" means any single purchaser or any group of affiliated purchasers that enters into an agreement of Sale with the Company.

1.7 "Sale" means the sale of more than fifty percent (50%) of the stock of the Company to a Purchaser.

1.8  "Termination of Employment" means

     (a) The involuntary termination of an Officer's employment with the Company for any reason other than Cause within twenty-four (24) months after the Date of Sale. In the event that an officer of the Purchaser notifies an Officer, orally or in writing, on or prior to the Date of Sale and on or after the date of execution of the agreement of Sale between the Purchaser and the Company that the Officer will not be retained in permanent employment following the Date of Sale (regardless of whether the Officer may be retained in employment for a transition period following the Date of Sale), the Officer will be deemed to have an involuntary termination of employment on the Date of Sale. For this purpose, permanent employment means employment at will for an indefinite period.

     (b) The voluntary termination of an Officer's employment, on or after the Date of Sale, following the Officer's refusal of a position with the Company or any successor entity which would require the Officer to work more than 35 miles from Ithaca, New York or the compensation or duties of which are not comparable to those of the Officer's position on the Effective Date. For this purpose, an Officer's duties will be considered comparable if they remain substantially unchanged even though, as a result of the Sale, the Company becomes a subsidiary of another company.

                                    Article II
                                     Benefits
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2.1  Retention Bonus.  Upon the Date of Sale with respect to an Officer, the
Officer shall be paid a lump sum Retention Bonus equal to his Annual Salary.

2.2 Severance Benefit. In the event of an Officer's Termination of Employment, the Officer shall receive a Severance Benefit equal to the greater of (a) his Annual Salary or (b) one-twelfth of his Annual Salary for each complete 12-month period of service with the Company prior to the date of Sale. The Severance Benefit shall be paid in a lump sum on the date of an Officer's Termination of Employment; provided, however, that in the event of an Officer's voluntary Termination of Employment in accordance with Section 1.8(b) after the Date of Sale, the Severance Benefit shall be paid on the later of the date of the Officer's Termination of Employment or the date which is 15 days after the date the Officer provides notice to the Employer of his intention to terminate employment. In the event of the death of an Officer after his Termination of Employment but before payment of his Severance Benefit, any Severance Benefit payable to the Officer shall be paid to his surviving spouse, if any, or, if he has no surviving spouse, to his estate.

2.3 Employment Taxes. Benefit payments under the Plan shall be reduced by all applicable employment taxes required by law to be withheld from the payments.
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                                    Article III
                                   Miscellaneous
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3.1  Amendment.  The President of the Company may amend the Plan to conform the
Plan to the terms of any merger agreement with respect to the Company or any agreement of Sale. In addition, the Company may amend the Plan at any time in any manner other than as described in the preceding sentence pursuant to a resolution of the Board. Notwithstanding the foregoing, the Plan may not be amended in any manner that would:

     (a) decrease, offset or defer the payment of benefits under the Plan with respect to any Officer, or

     (b) impair an Officer's right to arbitration under Section 3.8, unless the affected Officer consents to the amendment in writing.

          The Company may terminate the Plan pursuant to a resolution of the Board on or after the earlier of (a) the date all Officers have received payment of benefits hereunder, or (b) the date that is twenty-four (24) months after the Date of Sale (provided that any Officer whose Termination of Employment occurred on or prior to such date has received payment of all benefits to which he is entitled hereunder and any and all disputes under
Section 3.7 and 3.8 have been resolved prior to the termination of the Plan).

3.2 Binding on Successors. The Plan shall inure to the benefit of and bind the successors and assigns of the Company, and references to the Company herein shall apply to any successor entity.

3.3 Assignment. No Officer or other payee may sell, assign, alienate or pledge any benefits under this Plan, and the benefits shall not be subject to garnishment or levy.

3.4 Funding. Benefits shall be paid out of the general assets of the Company or of any successor entity.

3.5 Governing Law. The Plan shall be construed in accordance with the laws of the State of New York, to the extent those laws are not preempted by Federal law, except that the enforcement of the arbitration provisions of Section 3.8 shall be governed by the U.S. Arbitration Act.

3.6 Administration. The Company shall be the named fiduciary with the sole responsibility for administration of the Plan, subject to Section 3.8. The Company may delegate to any person or entity any powers or duties of the plan administrator. Any action by the Company assigning any of its responsibilities as plan administrator to any officer or employee of the Company shall not constitute delegation of the plan administrator's responsibilities. The Company shall have such duties and powers as may be necessary to discharge its responsibilities hereunder.

3.7 Claim for Benefits. To the extent permitted by law, in the event of any dispute or controversy regarding a payee's right to payment of benefits under the Plan, or any failure to pay benefits in a timely manner, regardless of whether the payee has filed a written claim for benefits, the payee's claim for benefits shall be deemed denied.

          In the event of any dispute or controversy regarding a payee's right to payment of benefits under the Plan, pending settlement of the dispute pursuant to Section 3.8, the Company shall pay to the payee all
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disputed amounts, as specified by or on behalf of the payee in a writing submitted to the President of the Company.

3.8 Arbitration. Any dispute regarding payment of benefits or other denial of a claim for benefits under Section 3.7 shall be settled exclusively by binding arbitration in the State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court of competent jurisdiction. In the event that the arbitrator determines that a payee is not entitled to any portion of a disputed amount previously paid to the payee pursuant to Section 3.7, the payee shall, within a reasonable amount of time following the arbitrator's determination, repay to the Company such portion of the disputed amount together with interest thereon at the then current prime rate as set forth in the Wall Street Journal.

          The Company shall reimburse the payee for all reasonable legal fees and expenses which the payee may incur in connection with the arbitration within a reasonable time after the payee provides evidence to the Company of his payment of any such fees or expenses; provided, however, that, to the extent that the arbitrator determines that the payee's claim was frivolous, the payee shall, within a reasonable time after the arbitrator's determination, reimburse the Company for any amounts previously paid under this sentence.

          IN WITNESS WHEREOF, Park Communications, Inc. has caused this Plan to be executed by its duly authorized officers this 6th day of December, 1994.



                                   PARK COMMUNICATIONS, INC.


                                   /s/ Wright M. Thomas
                                   _________________________
                                         President

ATTEST


/s/ Randel N. Stair
____________________
Assistant Secretary